UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On July 30, 2013, Cubist Pharmaceuticals, Inc. (“Cubist”) and Optimer Pharmaceuticals, Inc. (“Optimer”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of July 30, 2013, providing for the proposed merger of a wholly-owned subsidiary of Cubist with and into Optimer, with Optimer surviving the proposed merger as a wholly-owned subsidiary of Cubist. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This communication is being made in respect of the proposed merger involving Cubist and Optimer. In connection with the proposed transaction, Cubist intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger, and each of Cubist and Optimer intend to file with the SEC other documents regarding the proposed transaction. The proxy statement/prospectus and this Current Report are not offers to sell Cubist securities and are not soliciting an offer to buy Cubist securities in any state where the offer and sale is not permitted. The final proxy statement/prospectus will be mailed to the stockholders of Optimer. INVESTORS AND SECURITY HOLDERS OF OPTIMER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CUBIST AND OPTIMER AND THE PROPOSED MERGER.

The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cubist by directing a written request to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Investor Relations, and by Optimer by directing a written request to Optimer Pharmaceuticals, Inc., 101 Hudson Street, Suite 3501, Jersey City, NJ 07302, Attention: Investor Relations. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cubist by going to Cubist’s investor information web site at http://investors.cubist.com/corporateprofile.aspx?iid=4093793 and by Optimer by going to Optimer’s investor information web site at: http://investor.optimerpharma.com/index.cfm.

Optimer and its executive officers and directors and other persons, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information about the executive officers and directors of Optimer and their ownership of Optimer common stock is set forth in its annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 and the proxy statement for Optimer’s 2013 annual meeting of stockholders, filed with the SEC on April 12, 2013 and as amended on April 19, 2013. Certain executive officers and directors of Optimer and other persons may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment or directorship, as applicable, is terminated prior to or following the proposed merger. If and to the extent that any of the Optimer participants will receive any additional benefits in connection with the proposed merger, the details of those benefits will be described in the proxy statement/prospectus relating to the proposed merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Optimer and its executive officers and directors in the proposed merger by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

Item 9.01.                     Financial Statements and Exhibits.

(d)    Exhibits

99.1	Joint Press Release dated July 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Date: July 30, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release dated July 30, 2013.